EXHIBIT 10.42


                               December 19, 1996

Mr. Carsten Frank
c/o Dr. H. Busching
Rechtsanwalte Dr. Gebler pp.
Postfach 5560
30055 Hannover
Germany

     RE:  CHS ELECTRONICS, INC. ("CHS")

Dear Mr. Frank:

      As you know, CHS intends to acquire all of the outstanding capital stock in Frank & Walter Computer GmbH ("F&W"), pursuant to a Stock Exchange Agreement (the "Agreement"), dated as of the date hereof, by and between CHS and you ("Frank"). The undersigned ("Shareholders") are the principal shareholders of CHS, and will receive substantial benefits from the acquisition of F&W by CHS (the "Acquisition").

      In order to induce Frank to consummate the Acquisition, each of the Shareholders hereby agrees that, effective as of the Closing (as defined in the Agreement), and so long as Frank is the record and beneficial owner of at least five percent (5%) of the outstanding shares of the Common Stock of CHS:

      1. The Shareholders shall vote their shares of the Common Stock of CHS in favor of your election as a director of CHS, at the first shareholders meeting held in 1997 (which shall be on or before July 31, 1997), and thereafter at any other shareholders meeting or meetings held to elect directors (and in any written consent executed in lieu of such a meeting). Notwithstanding the foregoing, Shareholders shall not have any obligation to vote their or meet, any of the disqualification conditions set forth in 17 C.F.R. /section/ 230.262(b)(1)-(5) (or any successor regulation with substantially similar requirements).

      2. If the Shareholders propose to request CHS to register (a "Registration") any of their shares of CHS Common Stock (the "Comtrad Shares") under the Securities Act of 1933 (the "1933 Act"), the Shareholders shall also request that certain of your shares of CHS Common Stock (the "Frank Shares") be registered under the 1933 Act at the same time and on the same terms, as provided

Mr. Carsten Frank
December 19, 1996
Page 2



herein. The Shareholders shall not permit CHS to register any of the Comtrad Shares unless Frank at the same time has certain of the Frank Shares registered as provided herein or has elected not to have Frank Shares registered pursuant to Section 2(a) below. Any demand by a pledgee of the Shareholders to register Comtrad Shares shall be deemed a request by the Shareholders for purposes of this Agreement.

          (a) The Shareholders shall provide Frank advance written notice ("Registration Notice") with a copy to Frank's counsel (Dieter A. Schmitz, Baker & McKenzie, 130 East Randolph Drive, Suite 3500, Chicago, IL 60601, telefax:
312/861-2899) of any proposed Registration of the Comtrad Shares, which notice shall state the number of Comtrad Shares to be registered and the other terms of the offering. Frank shall have a period of 20 days after receipt of Comtrad's Registration Notice to elect to participate in the Registration. Such election shall be exercised by written notice to the Shareholders ("Election Notice"), which notice shall: (i) specify the number of Frank Shares which Frank elects to register, and (ii) be delivered to the Shareholders within such 20 day period. Frank's failure to deliver such notice shall be deemed an election to not participate in the Registration.

          (b) The parties shall have a period of 7 days after the Shareholders' receipt of Frank's Election Notice to agree on the number of shares to be registered by each party. If the parties fail to agree, then: (i) the Shareholders shall have the right to register the number of shares shown in the Registration Notice; and (ii) Frank shall have the right to register a portion of the Frank Shares then owned by Frank equal to: (1) the number of Comtrad Shares to be registered in the Registration, divided by (2) the aggregate number of Comtrad Shares then owned by the Shareholders.

          (c) If the number of shares determined pursuant to subsection (b) above must be reduced, because of market conditions, decision of the underwriter, or any other reason, such reduction shall be applied to the parties on a pro-rata basis, based on the number of shares each party originally proposed to include in the Registration.

          (d) Nothing contained herein shall require either of the parties hereto to register or sell any of their CHS Common Stock at any time. It shall be a condition precedent to the obligations of the Shareholders to take any action pursuant to this Agreement with

Mr. Carsten Frank
December 19, 1996
Page 3



respect to the Frank Shares that Frank shall furnish to CHS such information regarding himself, the Frank Shares and the intended method of disposition of such securities as shall be required to effect the registration of such securities.

          (e) Frank shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration by CHS as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement; provided, however, that the provisions of this subsection (e) shall not prohibit Frank from (i) obtaining an injunction ordering the Shareholders to cause CHS to register the Frank Shares as provided herein, (ii) obtaining an injunction prohibiting the Shareholders from registering Comtrad Shares until they have complied with their obligations hereunder, or (iii) obtaining money damages against Shareholders arising from a default by Shareholders hereunder.

      3. Notwithstanding anything to the contrary contained in Section 2 above, Frank shall have no right to request or seek registration of any Frank Shares which are subject to resale restrictions under Section 9.5.2 of the Agreement.

      4. Frank's rights under this Agreement may not be assigned. This letter shall (i) be governed and construed in accordance with the laws of Florida; and
(ii) be binding and effective for all purposes when a signed copy has been transmitted to you by telecopier.

                                   Very truly yours,

                                   COMTRAD, INC.


                                   By:  /s/ CLAUDIO OSORIO
                                      -------------------------
                                   Title:  President
                                          ---------------------

                                   COMTRAD HOLDINGS, INC.


                                   By:  /s/ CLAUDIO OSORIO
                                      -------------------------
                                   Title:  President
                                          ---------------------

ACCEPTED AND AGREED: